As filed with the Securities and Exchange Commission on December 1, 2010

Registration No. 333-163671

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER SCHEDULE B

OF

THE SECURITIES ACT OF 1933

REPUBLIC OF THE PHILIPPINES

(Name of Registrant)

Name and Address of Authorized Representative in the United States:

Hon. Cecilia B. Rebong

Consul General

Philippine Consulate General

556 Fifth Avenue

New York, New York 10036-5095

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

David Johnson, Esq. Allen & Overy 9th Floor, Three Exchange Square Central Hong Kong SAR	Yong G. Lee, Esq. Cleary Gottlieb Steen & Hamilton LLP Bank of China Tower One Garden Road Hong Kong SAR

Approximate date of commencement of proposed sale to the public:     From time to time after the Registration Statement becomes effective.

The securities being registered herein are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement under Schedule B is being filed solely to add Exhibits K and L hereto to the Registration Statement under Schedule B (Registration No. 333-163671) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

CONTENTS

This Post-Effective Amendment No. 1 consists of:

(1)	Facing Sheet; and

(2)	The following exhibits:

K. Form of Dealer Managers Agreement dated September 20, 2010.

L. Form of Supplement No. 2 to the Fiscal Agency Agreement (including Form of Registered Security).

SIGNATURE OF THE REPUBLIC OF THE PHILIPPINES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Republic of the Philippines has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Manila, Republic of the Philippines on the 1st day of December, 2010.

REPUBLIC OF THE PHILIPPINES

By	/S/ ROBERTO B. TAN
Roberto B. Tan*
Treasurer of the Philippines

*	Consent is hereby given to use of his name in connection with the information specified in this Post-Effective Amendment No. 1 to the Registration Statement to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF THE PHILIPPINES

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of the Republic of the Philippines in the United States, has signed this Post-Effective Amendment No. 1 to the Registration Statement in The City of New York, New York on the 1st day of December, 2010.

By:	/S/ CECILIA B. REBONG
Name:	Cecilia B. Rebong
Title:	Consul General

EXHIBIT INDEX

Exhibit	Description

K.	Form of Dealer Managers Agreement dated September 20, 2010.

L.	Form of Supplement No. 2 to the Fiscal Agency Agreement (including Form of Registered Security).

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